UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):  October 30, 2009

VOLCAN HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-141505	98-0554790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level 34, 50 Bridge Street Sydney, Australia	2000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +61-2-8216-0777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  [ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On October 30, 2009, Volcan Australia Corporation Pty Ltd (“Volcan Australia”), a wholly owned subsidiary of Volcan Holdings, Inc (“Volcan Holdings”) and the title holder of all of Volcan’s 28 bauxite tenements in Eastern Australia, entered into a joint venture agreement (the “Agreement”) with Martin Place Securities Pty Ltd (“MPS”), a Sydney, Australia based investment banking firm that focuses on the resource industry. Pursuant to this Agreement, each of Volcan Holdings and MPS agreed to form a new joint venture entity (“Newco”), 50% of which shall be owned by MPS and 50% of which shall be owned by Volcan Holdings. In addition, under this Agreement, Newco was granted the right to purchase an option to earn interests in Volcan Australia’s tenements by making a payment, on behalf of Volcan Australia, to the Queensland government in the amount of A$250,000 in satisfaction of tenement fees owed and A$250,000 to Volcan Holdings for general corporate purposes (the “Tenement Interest Option”).

Under the Tenement Interest Option, Newco would have the right to earn a 10% interest in any of the 28 tenements held by Volcan Australia (other than NSW EL 7301) that Newco spends at least A$500,000 on within 24 months of October 30, 2009. Once Newco has earned this 10% interest in a tenement, it will have the right to earn an additional 10% interest in such tenement by purchasing A$500,000 of shares of common stock of Volcan Holdings at a purchase price of A$10 per share within 24 months of October 30, 2009. As such, in order for Newco to acquire a 20% interest in each of Volcan Australia’s 28 tenements (other than NSW EL 7301), Newco would need to spend at least A$14 million on the 28 tenements and purchase at least A$14 million of shares of common stock of Volcan Holdings at a purchase price of $10 per share.

With respect to NSW EL 7301, under the Tenement Interest Option, Newco will have the right to earn a 12.5% interest of by identifying a JORC compliant inferred resource of 100 million tons of economic grade bauxite on that tenement within 12 months of October 30, 2009, and purchasing A$3 million of shares of commons stock of Volcan Holdings at a purchase price of A$10 per share. Newco has the right to earn a further 12.5% by identifying a JORC compliant inferred resource of 300 million tons of economic grade bauxite on that tenement within 12 months of October 30, 2009, and purchasing an additional A$3 million of shares of common stock of Volcan Holdings at a purchase price of A$10 per share.

Under the Agreement, each of Volcan Australia and MPS has agreed to cause Newco to enter into an exclusive management agreement with Australian Gemstone Mining Pty Ltd (“AGM”), an affiliate of Sholom Feldman and Pnina Feldman, for the provision of geological and project management services by AGM for all projects associated with the tenements held by Volcan Australia at cost as approved by the board of Newco, plus a 15% management fee, for a minimum of 24 months from October 31, 2009 and thereafter for such time that this agreement remains in effect.

Following execution of this Agreement, Volcan Australia and MPS formed a new company in New South Wales to serve as Newco entitled Plateau Bauxite Limited (“PBL”). Moreover, in November 2009, MPS helped PBL raise A$1,550,000 from investors in Australia in a private placement and on November 19, 2009, PBL purchased the above described Tenement Interest Option. PBL intends to try to list on the Australian Securities Exchange in 2010.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Letter Agreement, dated October 30, 2009, between Volcan Australia Corporation Pty Ltd and Martin Place Securities Pty Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLCAN HOLDINGS, INC.

Dated: January 14, 2010	By:	/s/ Pnina Feldman
Name: Pnina Feldman
Title: President